Exhibit 5.1
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
October 6, 2010
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

Re:	Regeneron Pharmaceuticals, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as special counsel to Regeneron Pharmaceuticals, Inc., a New York corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of: (i) shares of common stock of the Company, $0.001 par value (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.01 par value, to be issued in one or more series (the “Preferred Stock”); (iii) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated securities, which may be convertible or non-convertible (the “Debt Securities”) to be issued in one or more series under the indenture proposed to be entered into between the Company and a trustee to be named therein (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (the “Indenture”); and (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (a “Warrant Agent” or “Warrant Agents”). The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Offered Securities.”
          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

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October 6, 2010

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the form of the Indenture between the Company and the Trustee;

(iii)	the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of New York (the “Certificate of Incorporation”);

(iv)	the By-Laws of the Company, as amended and in effect on the date hereof, and as certified by the Secretary of the Company (the “By-Laws”);

(v)	certain resolutions adopted on October 5, 2010 by the Board of Directors of the Company relating to the registration of the Offered Securities and related matters; and

(vi)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, filed as an exhibit to the Registration Statement.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Indenture and any supplemental indenture pursuant to the Indenture establishing the terms of any Debt Securities will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued pursuant to the Indenture will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities, any Warrant Agreement to be entered into in connection with the issuance of Warrants and the Offered Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject (other than the exhibits to the Registration Statement), (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license,

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authorization or validation of, or filing, recording or registration with, any governmental authority. In addition, we have assumed that the Indenture will be executed and delivered in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.
     Our opinion set forth below is limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
     The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.	With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having

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jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.	With respect to the shares of any Common Stock to be offered by the Company (the “Offered Common Stock”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and (v) certificates in the form required under New York corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of

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Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.001 per share of Common Stock.

3.	With respect to the shares of any series of Preferred Stock to be offered by the Company (the “Offered Preferred Stock”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of New York (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of New York has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under New York corporate law representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.01 per share of Preferred Stock.

4.	With respect to any Warrants to be offered by the Company (the “Offered Warrants”), when (i) the Registration Statement (including all necessary post-

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effective amendments) has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated,

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and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP